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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 13, 2001 (except with respect to the matter discussed in the second, third and fourth paragraphs of Note 1 and the third, fourth, fifth and sixth paragraphs of Note 6, as to which the date is August 2, 2001) and to all references to our Firm in this registration statement.


August 10, 2001                                              Arthur Andersen LLP
New York, New York